UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-K/A
ANNUAL REPORT for the fiscal year ended December 31, 2017

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

FEEL THE WORLD, INC.
D.B.A. XERO SHOES
(Exact name of issuer as specified in its charter)

Commission File Number: 24R-00082

Delaware	27-4419848
State of other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

100 Technology Drive, Suite 315, Broomfield, Colorado 80021
(Full mailing address of principal executive offices)

(303) 447-3100
(Issuer’s telephone number, including area code)

Title of each class of securities issued pursuant to Regulation A:

254,933 Units consisting of:

79,351 Shares of Class A Voting Common Stock

and

175,582 Shares of Class B Non-Voting Common Stock

Explanatory Note

Feel The World, Inc. (the “Company”) is filing this Amendment to its Annual Report on Form 1-K (“Amendment”) to amend its previously filed Annual Report on Form 1-K for the fiscal year ended December 31, 2017 (the “Original 1-K”) solely for the purpose of including Item 8 Exhibits and the inclusion of the Lease Agreement with Kew Realty Corporation, dated as of September 15, 2017, filed herewith as Exhibit 6.6.

Except as described above, this Amendment does not modify or update disclosure in the Original 1-K. Information not affected by this Amendment remains unchanged and reflects the disclosures made at the time the Original 1-K was filed. This Amendment should be read in conjunction with the Original 1-K and with our filings with the SEC subsequent to the Original 1-K.

ITEM 8. EXHIBITS

Index to Exhibits

Exhibit Number	Description
Exhibit 2.1	Amended and Restated Delaware Articles of Incorporation (1)
Exhibit 2.2	Amended and Restated Bylaws (2)
Exhibit 4	Subscription Agreement (3)
Exhibit 6.1	Sole Design Patent (4)
Exhibit 6.2	Cloud Design Patent (5)
Exhibit 6.3	Stock Incentive Plan – Employees (6)
Exhibit 6.4	Lease Agreement with Real Capital Solutions (7)
Exhibit 6.5	First Amendment to Office Lease (8)
Exhibit 6.6	Lease Agreement with Kew Realty Corporation

(1) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(2) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(3) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(4) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(5) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(6) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(7) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

(8) Filed as an exhibit to the Feel The World, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10673) and incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on May 30, 2018.

Feel The World, Inc. d.b.a Xero Shoes

/s/ Lena Phoenix
By Lena Phoenix, Chief Financial Officer

            Pursuant to the requirements of Regulation A, this report has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

/s/ Steven Sashen
Steven Sashen, Chief Executive Officer and Director
Date: May 30, 2018

/s/ Lena Phoenix
Lena Phoenix, Chief Financial Officer and Director
Date: May 30, 2018

/s/ Dennis Driscoll
Dennis Driscoll, Chief Product Officer and Director
Date: May 30, 2018

/s/ Melissa Page
Melissa Page, Chief Operations Officer and Director
Date: May 30, 2018

/s/ Michele Demark
Michele Demark, Director
Date: May 30, 2018